Exhibit 99.1

2022 ENVIRONMENTAL, SOCIAL & GOVERNANCE HIGHLIGHTS Franklin Financial Services Crop F&M TRUST F&M TRUST is committed to improving the lives of everyone in the communities we serve.

F&M Trust is committed to remaining independent and growing the bank to meet the increasing financial needs of our customers, communities, and shareholders. Our employees are critical to achieving this vision. Fostering and maintaining a strong, healthy culture is a key strategic focus. Our written and shared core values of integrity, excellence, accountability, teamwork, and concern for our customers and communities reflect who we are collectively and guide our employees in their interactions with all whom they encounter. We consider the future when making decisions and collaborate to achieve the goals and results set forth in the bank's strategic plan.


F&M TRUST

# OUR APPROACH TO ESG

Since its founding in 1906, F&M Trust has been actively engaged in the communities it serves. The bank takes seriously its role as a valued partner of individuals, businesses, schools, and service organizations. As such, F&M Trust is focused on creating positive social impact. We are environmentally conscious and have reduced our paper consumption, renovated rather than built when possible, and installed LED lighting throughout bank facilities.

F&M Trust is committed to improving the lives of residents in the communities we serve. In 2021, employees contributed nearly 2,000 volunteer hours to 47 service organizations and the bank donated $446,000 to 248 community groups.

F&M Trust has invested $1 million in minority depository institutions, and we foster a culture of diversity, equity, and inclusion among our employees. The bank has a formal training program for employees and the Board of Directors that is evaluated and updated to remain current with changes in the banking industry.

Through these efforts, F&M Trust will continue to be a respected community steward for years to come.


**Timothy G. Henry**
President & CEO

### MISSION STATEMENT

*Delivering the right financial solutions from people you know and trust.*

### VISION

*We are committed to remaining independent by growing our bank to meet the increasing needs of our customers, communities, and shareholders. We will be the financial services leader in the markets we serve.*

### CORE VALUES

*The employees, officers, and directors are committed to the core values of integrity, teamwork, excellence, accountability, and concern for our customers and the communities we serve.*

F&M TRUST 2022 ENVIRONMENTAL, SOCIAL & GOVERNANCE HIGHLIGHTS 2

# Environmental





CHESAPEAKE BAY INITIATIVES


F&M
TRUST

REPURPOSED NEW HEADQUARTERS



ADVANCING SOLAR POWER USE

## ENERGY-RELATED FINANCING

F&M Trust provides loans to municipalities for improvements to sewer systems that are necessary to comply with EPA Chesapeake Bay initiatives and restrictions. These include rehabilitative flood-control measures such as storm drains that serve community residents. Additionally, the bank is a lending partner with businesses that operate in LEED-certified buildings.

## PAPER-REDUCTION EFFORTS

F&M Trust has greatly reduced its paper consumption by offering electronic statements for customers and by digitizing bank documents, including those for the Board of Directors that are available through an online portal.

## FACILITIES ENHANCEMENT

F&M Trust purchased a former manufacturing plant to renovate and repurpose as its new corporate headquarters, modernized two community offices rather than replace them with new construction, and replaced fluorescent lighting in bank facilities with LED lighting.

## TECHNOLOGY INVESTMENTS

F&M Trust invested $1.6 million in a solar energy project designed to produce power for use by a water treatment facility in Central Pennsylvania.

F&M TRUST 2022 ENVIRONMENTAL, SOCIAL & GOVERNANCE HIGHLIGHTS 3

# Social




F&M
TRUST
STRONG FINANCIAL SUPPORT


MORE
DEDICATED VOLUNTEERISM


FDIC
ENCOURAGEMENT OF WORKPLACE DEI

## COMMUNITY INVESTMENTS

F&M Trust employees give back to the communities where we live and work, and we believe this commitment helps strengthen our neighborhoods and attracts and retains employees who have similar interests. We encourage our employees at all levels to volunteer and/or serve on boards of non-profit organizations. In 2021, bank employees provided 1,882 volunteer hours to 47 service organizations.

F&M Trust also provides financial support for fundraising activities and programs offered by non-profit organizations in our communities. In 2021, the bank donated $446,000 to 248 community organizations and contributed $200,000 through 251 scholarships to students in pre-kindergarten through 12th grade. Additionally, F&M Trust has invested $1 million in minority depository institutions as of December 31, 2021.

## DIVERSITY, EQUITY & INCLUSION (DEI)

F&M Trust seeks to recognize the unique contributions each employee brings to the bank and is committed to supporting diversity, equity, and inclusion in all employment practices. We hire the best person for the job regardless of race, gender, ethnicity, or other protected traits, and it is our policy to fully comply with all laws applicable to discrimination in the workplace. F&M Trust's DEI efforts are fully endorsed by the Senior Management team and Board of Directors.

A DEI policy was formally adopted in 2021. It states that the bank embraces and encourages diversity through our employees' differences in race, color, religion, sex (including gender, pregnancy, sexual orientation, gender identity, or expression), national origin, citizenship status, ethnicity, language, age, disability, veteran status, genetic information, family or marital status, socio-economic status, physical and mental ability, and other characteristics that make our employees unique. F&M Trust had 280 employees as of December 31, 2021, nearly all of whom were full-time and 68 percent of whom were women.

F&M TRUST 2022 ENVIRONMENTAL, SOCIAL & GOVERNANCE HIGHLIGHTS 4

# Governance

**F&M Trust** has a formal training program for employees and the Board of Directors that is managed by the Human Resources department. This program is evaluated and updated to remain current with changes in the banking industry. The program includes, but is not limited to, BAI compliance training; leadership and management training opportunities; leadership mentoring; stay interviews; performance management; external education opportunities; an employee education reimbursement and scholarship program; and higher-education partnerships and internship opportunities.

## ENTERPRISE RISK MANAGEMENT

F&M Trust has a formal risk management process for the Board of Directors and Executive Officers that is designed to prevent illegal activities such as money laundering and cybercrimes and to maintain the trust of our customers, partners, shareholders, and employees. The process includes, but is not limited to:

1. **A Code of Conduct and Ethics Policy** that represents the bank's commitment to the highest standards of ethical and business conduct, and compliance with the laws and regulations that apply to our business.
2. **A Privacy Policy** that ensures compliance with laws governing the confidentiality of customers' nonpublic personal information and unauthorized access to or use of that information that could result in substantial harm or inconvenience to the customer.
3. **An Information Security and Cybersecurity Policy** that manages the risk associated with the bank's information systems and provides guidance for employees in meeting their information systems' security responsibilities.
4. **An Anti-Money Laundering Policy** and compliance with the **Bank Secrecy Act** that requires financial institutions to take reasonable steps to verify the identity of their customers; monitor and report certain currency, suspicious, and foreign transactions; and maintain specific records that provide an audit trail that law enforcement can utilize.
5. **A Credit Policy** that supports the bank's goal of maintaining high-quality credit standards, provides a clear and consistent place of reference for all lending personnel, ensures uniformity in the lending operation, and provides a point of reference in the event of misunderstandings.

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Franklin Financial Services Corporation F&M TRUST ADDITIONAL INFORMATION is available by contacting the F&M Trust/FFSC Investor Relations Team at 717.261.3553 or amanda.ducey@f-mtrust.com. 2 02 2 E N V I R O N M E NT A L , SO C I A L & G O V E R N A N C E H I G H L I G H T S 6